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                                                                     Exhibit 4.4


                              DECLARATION OF TRUST
                                       OF
                               AFC CAPITAL TRUST I


         This DECLARATION OF TRUST, dated as of January 24, 1997, between Allmerica Financial Corporation, a Delaware corporation, as "Sponsor" and Edward
J. Parry III and John F. Kelly as "Administrative Trustees" and Chase Manhattan Bank Delaware as "Delaware Trustee" (the Delaware Trustee and the Administrative Trustees together, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as AFC Capital Trust I (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Business Trust Act.

         3. The Sponsor, the Trustees and certain other parties, will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and having substantially the terms described in the Offering Circular (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

         4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and distribute one or more offering circulars on behalf of the Trust, including the offering circular dated January 24, 1997, including any necessary or desirable amendments thereto (including any exhibits contained therein or forming a part thereof) (the "Offering Circular"), relating to the Capital Securities and Common Securities of
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the Trust and certain other securities; (ii) to file with the Private Offering,
Resales and Trading through Automatic Linkages (PORTAL) Market ("PORTAL") and execute on behalf of the Trust a listing application or applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on PORTAL; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as the Sponsor, on behalf of the Trust, may deem necessary or desirable to qualify or register the Capital Securities under, or obtain for the Capital Securities an exemption from, the securities or "Blue Sky" laws in such jurisdictions as the Sponsor may determine; (iv) to execute on behalf of the Trust such underwriting or purchase agreements with one or more underwriters, purchasers or agents relating to the offering of the Capital Securities as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (v) to execute on behalf of the Trust any and all documents, papers and instruments as may be desirable in connection with any of the foregoing; (vi) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and provide for reasonable compensation for such services; (vii) to incur expenses which are necessary or incidental to carry out any of the purposes of the Trust. If any filing referred to in clauses (i), (ii) and (iii) above is required by law or by the rules and regulations of applicable governmental agency, self-regulatory organization or other person or organization to be executed on behalf of the Trust by one of the Trustees, the Sponsor and any of the Trustees appointed pursuant to Section 6 hereof are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing.

         5. This Declaration of Trust may be executed in one or more counterparts.

         6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any of the Trustees at any time. Any of the Trustees may resign upon thirty days' prior notice to the Sponsor provided, however, such notice shall not be required if it is waived by
        --------  -------
the Sponsor. Except as expressly set forth in this Declaration, any power of the Trustees may be exercised by, or with the consent of, any one Administrative Trustee.

         7. The recitals contained in this Declaration of Trust shall be taken as statements of the Sponsor, and the Trustees do not assume any responsibility for their correctness. The Trustees make no representations as to the value or condition of the property of the Trust or
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any part thereof. The Trustees make no representations as to the validity or sufficiency of this Declaration of Trust.

         8. (a) The Delaware Trustee shall not be liable, responsible or accountable for damages or otherwise to the Trust, the Sponsor, the other Trustees or any holder of the Capital Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Delaware Trustee in good faith on behalf of the Trust and in a manner the Delaware Trustee reasonably believed to be within the scope of authority conferred on the Delaware Trustee by this Declaration or by law, except that the Delaware Trustee shall be liable for any such loss, damage or claim incurred by reason of the Delaware Trustee's gross negligence or willful misconduct with respect to such acts or omissions.

         (b) The Delaware Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Delaware Trustee reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Capital Securities might properly be paid.

         9. The Sponsor agrees, to the fullest extent permitted by applicable law:

         (a) to indemnify and hold harmless the Delaware Trustee, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by the Delaware Trustee in good faith on behalf of the Trust in a manner reasonably believed to be within the scope of authority conferred on the Delaware Trustee by this Declaration of Trust, except that the Delaware Trustee shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of its gross negligence or willful misconduct with respect to such acts or omissions; and

         (b) to advance expenses (including the fees and expenses of counsel) incurred by the Delaware Trustee in defending any claim, demand, action, suit or proceeding from time to time, prior to the final disposition of such claim, demand, action suit or proceeding.

         10. The provisions of Section 9 shall survive the termination of this Declaration of Trust or the earlier resignation or removal of the Delaware Trustee.

         11. The Trust may terminate without issuing any Capital Securities at the election of the Sponsor.


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         12. Chase Manhattan Bank Delaware, in its capacity as Delaware Trustee, shall not have any of the powers or duties of the Trustees set forth herein and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of Section 3807 of the Business Trust Act.

         13. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.

                              ALLMERICA FINANCIAL CORPORATION,
                              as Sponsor


                              By:    /s/  Edward J. Parry III
                                 ---------------------------------
                                 Name:  Edward J. Parry III
                                 Title: Vice President, Chief Financial Officer
                                        and Treasurer


                              CHASE MANHATTAN BANK DELAWARE
                              as Trustee


                              By:    /s/  John J. Cashin
                                 --------------------------------
                                 Name:  John J. Cashin
                                 Title:   Senior Trust Officer



                                     /s/   John F. Kelly
                                 --------------------------------
                                 as Regular Trustee



                                     /s/  Edward J. Parry III
                                 --------------------------------
                                 as Regular Trustee




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